EXHIBIT 23F

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-89173 and 333-138914 on Form S-8 and the Prospectus included therein of our reports dated March 31, 2010 included in the Annual Report on Form 10-K of Decorator Industries, Inc. for the fiscal year ended January 2, 2010.

LOUIS PLUNG & COMPANY, LLP
Certified Public Accountants

Pittsburgh, Pennsylvania
March 31, 2010